Exhibit 10.1(a)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIRD AMENDED & RESTATED FOUNDRY AGREEMENT

THIS THIRD AMENDED & RESTATED FOUNDRY AGREEMENT (the “Agreement”) is made effective as of February 2, 2010 (the “Effective Date”), by and between Spansion LLC, having its principal place of business at 915 DeGuigne Drive, Sunnyvale, California 94088-3453, U.S.A. (“Spansion”), and Spansion Japan Limited, having its registered place of business at 2, Takaku-Kogyodanchi, Aizuwakamatsu-shi, Fukushima 965-0060, Japan (“Spansion Japan”).

RECITALS

WHEREAS, Spansion Japan has been engaged in the manufacturing and processing of integrated circuits and has acquired significant knowledge and manufacturing experience at its wafer fabrication facilities (fabs) and is willing to provide foundry services for the production of Flash memory products to Spansion;

WHEREAS, Spansion Japan has provided such foundry services to Spansion since July 1, 2003;

WHEREAS, the parties entered into the original Foundry Agreement (“Original Agreement”) effective as of February 23, 2004, to set forth the policies and procedures actually used by the parties with regard to such foundry services since July 1, 2003, in order to establish definitely the terms and conditions on which the foundry services had been and would be rendered;

WHEREAS, the parties amended and restated the Original Agreement to reflect agreed to arrangements between the parties beginning January 1, 2005 (the “First Restated Agreement”);

WHEREAS, the parties amended and restated the First Restated Agreement to reflect agreed to arrangements between the parties beginning March 30, 2007 (the “Second Restated Agreement”);

WHEREAS, on February 10, 2009, Spansion Japan filed a proceeding under the Corporate Reorganization Law (Kaisha Kosei Ho) of Japan with the Tokyo District Court to obtain protection from Spansion Japan’s creditors (the “Spansion Japan Proceeding”) and successively the Spansion Japan Proceeding was formally commenced on March 3, 2009, when the Tokyo District Court entered the commencement order and appointed the incumbent representative director of Spansion Japan as trustee;

WHEREAS, on March 1, 2009, Spansion filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on October 9, 2009, Spansion filed a motion to reject the Second Restated Agreement in the Chapter 11 Case, and on November 19, 2009, the Bankruptcy Court entered an order authorizing the rejection of the Second Restated Agreement as of October 9, 2009; and

WHEREAS, the parties have determined to amend and restate the Second Restated Agreement in connection with and as required by the Settlement Agreement (the “Settlement Agreement”) dated as of January 8, 2010, between Spansion and Spansion Japan.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	GENERAL PROVISIONS AND DEFINITIONS

This Agreement replaces, restates and supersedes the Second Restated Agreement in its entirety.

1.1. “Aizu” shall mean Spansion Japan’s manufacturing facilities located in Aizu-Wakamatsu, Japan, and currently referred to by the parties as JV3 and SP1.

1.2. “Confidential Information” shall mean any and all technical and non-technical information one party provides the other hereunder that is either indicated to be proprietary or confidential information of the disclosing party or which by its nature the receiving party would reasonably deem such information to be confidential or proprietary, regardless of marking, including trade secret, know-how and proprietary information, firmware, mask works, designs, schematics, techniques, software code, technical documentation, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, customers, employees, investors, or business, whether in written, oral, graphic or electronic form.

1.3. “Die” shall mean one of the semiconductor devices on a Wafer (defined below) which is produced by Spansion Japan for Spansion using the Qualified Process (defined below) following Qualification (defined below) as provided under this Agreement, as amended from time to time by the mutual consent of the parties. The Die is to be provided to Spansion by Spansion Japan in the form of Wafers containing tested die.

1.4. “Engineering Wafers” shall mean those wafers required for testing and Qualification purposes.

1.5. “Flash” shall mean that type of non-volatile computer memory that is in-circuit programmable with the use of embedded algorithms and standard system voltages for programming, reading and erasing.

1.6. “Intellectual Property Rights” shall mean any patent, copyright, trade name, trademark, trade secret, know-how, mask work, industrial design rights, or any other intellectual property right or proprietary right whether registered or unregistered, and whether now known or hereafter recognized in any jurisdiction.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.7. “Per Wafer Price” shall mean the prices for the purchase of the Wafers to be agreed upon by the parties as set forth in Section 5 below.

1.8. “QBP” shall have the meaning specified in Section 4.2 below.

1.9. “Qualification Plan” shall mean the plan and process to be agreed upon by the parties under which the Qualified Process is brought up at Aizu and the Wafers are manufactured using the Qualified Process to meet Spansion’s objective reliability and quality specifications, as may be amended for each Qualified Process.

1.10. “Qualification” shall mean the determination performed and made by Spansion that Wafers meet Spansion’s objective reliability/quality specifications in accordance with the Qualification Plan, as more fully described in Section 2.7

1.11. “Qualified Process” shall mean the process which uses or is derived from Spansion’s proprietary wafer process, including sort testing with modifications, if any, and which is made by Spansion Japan with the agreement of Spansion and which is brought up at Aizu and approved by Spansion for production of Wafers, as more fully detailed in Section 2.7.

1.12. “Scrap” shall mean any Wafer and/or Die, in any stage of completion, without regard to its ability to function, that is not in conformance with the requirements of this Agreement for Wafers to be sold to Spansion.

1.13. “Settlement Approval Date” shall mean the date on which the Settlement Agreement is approved by both the Tokyo District Court and the Bankruptcy Court.

1.14. “Spansion Competitor” shall have the meaning set forth in Schedule 1.14.

1.15. “Spansion Technology” shall mean, collectively, the design, manufacturing information and process know-how, technology, specifications and documentation provided by Spansion to Spansion Japan from time to time to enable Spansion Japan’s performance of its obligations to Spansion hereunder.

1.16. “Wafers” shall mean silicon wafers containing Die manufactured by Spansion Japan using the Qualified Process agreed upon by the parties under Section 2 below.

2.	PROCESS IMPLEMENTATION

2.1. Spansion Japan will bear all the capital investment required by it (other than probe cards and reticles for newly introduced products) to produce Flash memory products under this Agreement, including the investment for future Flash memory capacity, through the life of this Agreement. The installed capacity shall be sufficient to produce the required Wafer outs per week to satisfy the relevant QBP as described in Section 4.2, including Engineering Wafers.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2. Spansion Japan will produce Flash memory products for Spansion utilizing a Qualified Process to reach the production capacity.

2.3. Spansion shall provide the set of specifications, including but not limited to the specifications listed below, required with respect to manufacturing the Wafers at Spansion Japan with necessary modifications made upon mutual agreement between the parties. Spansion Japan’s original specification may be utilized when it is approved by Spansion.

•	Wafer process Specification (Process Flow, PCM Specification)

•	Mask for Die

•	WLR/WLB program, if needed

•	WET test Program / WET test specification

•	Sort test Program / Sort test specification for the Die/Sort Related Program

•	Correlation wafer for WET/SORT

•	Packing specification for Wafers

•	Purchase Specifications for materials

•	ECN Procedure

•	Lot Disposition Procedure

2.4. In case Spansion Japan or Spansion finds that there needs to be any change or addition to the agreed specifications, such party shall notify the other party in writing of such change and obtain the other party’s written approval.

2.5. Based on the agreed specifications, Spansion Japan shall establish a certain manufacturing process at its facilities, fabricate Wafers and/or Die with such manufacturing process and deliver the Wafers and/or Die to Spansion in accordance with the Qualification Plan agreed upon between the parties.

2.6. Spansion shall evaluate the Wafers and/or Die provided by Spansion Japan in accordance with the Qualification Plan. If Spansion determines that the Wafers and/or Die meet and satisfy its quality and reliability specifications set forth in such Qualification Plan, Spansion shall notify Spansion Japan of such determination. Such notice shall serve as the official notification that the manufacturing process established and the Wafers and/or Die produced by Spansion Japan are fully qualified by Spansion and Spansion Japan, and such manufacturing process shall constitute a “Qualified Process.”

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7. If the parties agree to introduce new Wafers and/or Die, Spansion and Spansion Japan shall agree on the specifications described in Section 2.3 above for such new Wafers and/or Die. Spansion and Spansion Japan shall further agree on the Qualification Plan for such new Wafers and/or Die.

3.	WAFER PRODUCTION

3.1. Upon the successful completion of Qualification, Spansion Japan shall manufacture Wafers utilizing the Qualified Process for Spansion.

3.2. Spansion Japan shall establish a production capability for Spansion of producing Wafers in accordance with the schedule to be agreed upon between the parties.

3.3. Unless otherwise specifically provided herein, Spansion Japan shall, at its own responsibility and cost, purchase or procure raw or indirect materials or labor including any masks for wear out or breakage (which may be purchased through Spansion without any margin for Spansion, at Spansion Japan’s expense) required by it to manufacture Wafers under this Agreement.

3.4. During the term hereof, Spansion shall provide Spansion Japan with technical support and assistance with respect to the Spansion Technology required by Spansion Japan to manufacture Wafers for Spansion as Spansion Japan may reasonably request from time to time.

3.5. Spansion Japan shall manufacture Wafers only at Aizu, and shall not have any third party manufacture Wafers without obtaining the prior written consent of Spansion on a case-by-case basis, unless otherwise agreed by the parties. Notwithstanding the foregoing, Spansion Japan shall have the right to subcontract out to third parties a discrete portion of the manufacturing process for a short term only and only due to Spansion Japan’s lack of capacity, and only with notice to Spansion in each such case.

3.6. Spansion Japan shall adhere to all current specifications relating to the manufacture and disposition of product. This includes, but is not limited to, statistically defined product specific yield and bin trip limits currently in affect for all products. These limits should be re-evaluated on a quarterly basis (as defined in the specifications) and should be used to define the lower yield limits for shipment (mutually agreed upon by both parties). All specifications related to the current “LTC” and “LDR” systems must also be maintained. Spansion Japan shall maintain the existing quality system and all specifications relevant to maintain their ISO/TS16949 certification.

3.7. Spansion Japan shall return Scrap which cannot be reclaimed to Spansion at Spansion’s request, or otherwise destroy and properly dispose of all Scrap in order to prevent any unauthorized sale of any Wafers. Spansion Japan shall maintain customary Scrap procedures, subject to the reasonable approval of Spansion, which shall include polishing the Wafer to render unreadable, then selling or recycling, and shall record all products scrapped including lot history, reason for scrap and Spansion’s approval for scrap. Spansion shall have the rights to audit the scrap procedures and to witness scrap of Spansion’s material with reasonable notice.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	ORDERING PROCEDURE

4.1. For every Spansion fiscal quarter (a “Quarter”), Spansion Japan shall provide to Spansion in writing by the 14th day of the previous Quarter the information listed below which is required by Spansion to make its production plan for the next two (2) Quarters, in the format and by the date designated by Spansion.

•	Weekly Wafer starts capacity

•	Weekly Wafer outs capacity

•	Weekly Wafer sort capacity by test platform

•	Cycle time for Wafer fabrication and Wafer sorting

•	Line yield

•	Sort Line yield

•	Sort test (Die) yield

•	Weekly operation rate

•	Risk input start schedule for new Die

With respect to planned new products, for every Quarter, Spansion shall provide to Spansion Japan in writing by the beginning of the previous Quarter the information listed below in “Spansion Product Data Warehouse” (SPDW).

•	Risk input start schedule for new Die

•	Sort test time commitment

In addition, for strategic planning purposes, for each Quarter, (i) Spansion Japan shall provide to Spansion in writing by the 14th day of the previous Quarter, Spansion Japan’s anticipated starts capacity, outs capacity, and sorts capacity for the next four (4) Quarters and (ii) Spansion shall provide to Spansion Japan in writing by the 14th day of the previous Quarter, Spansion’s wafer demand capacity through the earlier of (i) each of the next four (4) Quarters, and (ii) the anticipated date of termination of this Agreement.

4.2. Spansion shall make, by no later than sixty (60) days before the start of each Quarter, a production plan for Spansion Japan for such Quarter and the Quarter immediately following such Quarter, based on the information provided by Spansion Japan and the demand forecast from Spansion’s customers. This production plan, described in this Section 4, is the Quarterly Beginning Plan (“QBP”). Within five (5) business days after Spansion Japan’s receipt of a QBP, Spansion Japan shall either accept or reject the portion of the QBP for the first Quarter covered by such QBP. Each QBP shall also specify (i) the monthly delivery dates for the Wafers specified in such QBP, and (ii) the Target Yield, as defined in the attached Exhibit B, with respect to such Wafers.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3. Once Spansion has completed the production plan as described in Section 4.2, Spansion will submit the plan in writing to Spansion Japan. The QBP shall become the official production plan for Spansion and Spansion Japan for the immediately following Quarter, and Spansion Japan shall allocate the production capacity sufficient to fulfill the QBP for such Quarter. QBPs shall be firm and binding on Spansion for the overall number of Wafers specified therein. Notwithstanding the foregoing, Spansion may request, on a weekly basis, reasonable changes to a QBP already accepted by Spansion Japan pursuant to Section 4.2. Spansion Japan shall not unreasonably withhold its consent to such requests, provided that (i) Spansion may not request any alterations in the overall number of Wafers to be produced; and (ii) Spansion may not request any changes in product mix if production of the relevant Wafers has either already commenced or is scheduled to commence within three (3) business days after the applicable QBP update request.

In connection with any change to a QBP involving a request to hold certain lots or products, Spansion Japan shall in no event be obligated to hold such lots or products beyond the end of the second (2nd) fiscal month following the month of its receipt of the request to change the QBP. For the avoidance of doubt, in the event that Spansion requests such a change to a QBP on January 20th, Spansion Japan would not have any obligation to hold such lots or products beyond the end of the fiscal month of March. Within fifteen (15) days of the expiration of such holding period, Spansion shall pay to Spansion Japan for any Wafers it held for such period a pro rata portion of the Wafer price based on the number of steps through which such Wafers had been processed at the time such Wafers were placed on hold. At Spansion’s option, Spansion may reduce the Minimum Commitment by the pro rata amount paid by Spansion for such held Wafers.

Notwithstanding anything else contained in this Section 4.3, Spansion commits to purchase Wafers for each Quarter as shown in the attached Exhibit D (the “Minimum Commitment”). In addition, Spansion may order in any given QBP additional Wafers in an amount not to exceed twenty (20) percent of the applicable Minimum Commitment and Spansion Japan shall allocate the production capacity sufficient to fulfill such additional orders. Spansion Japan may determine in its sole discretion whether to accept any orders in excess of such twenty (20) percent amount. Any orders for Wafers in excess of the Minimum Commitment for any Quarter shall not be counted towards the total Minimum Commitment amount.

4.4. Spansion will purchase Wafers from Spansion Japan pursuant to a written purchase order in the form attached as Exhibit G (each, a “Purchase Order”). Purchase Orders shall be sent to Spansion Japan by confirmed facsimile, electronic transmission, or other mutually-agreed means at least sixty (60) days in advance of the applicable Quarter except that the initial purchase order shall be sent as promptly as practicable following the Settlement Approval Date (or such other date as may be agreed between the parties). For the avoidance of doubt, except as otherwise provided in Section 4.3, Spansion shall purchase all production Wafers that are ordered by Spansion pursuant to a valid Purchase Order. All JV3 Wafers purchased by Spansion pursuant to Purchase Orders sent by Spansion to Spansion Japan from January 9, 2010 through the Effective Date shall count towards the total Minimum Commitment amount and all Wafer sort services purchased pursuant to Purchase Orders sent by Spansion to Spansion Japan from January 9, 2010 through the Effective Date shall count towards the floor revenue amounts described in Section 6.1 below.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	PRICING

Prices will be calculated as set forth in Exhibits B, D, and F attached hereto. For the avoidance of doubt, the prices set forth in Exhibits B, D, and F attached hereto shall apply to all Wafers accepted by Spansion after the Effective Date irrespective of whether such Wafers were ordered prior to or after the Effective Date.

6.	WAFER SORT SERVICES

6.1. Spansion shall purchase Wafer sort services from Spansion Japan based on the hourly rates specified on the attached Exhibit B. Notwithstanding the foregoing, Spansion agrees to purchase or pay for sufficient Wafer sort services to achieve an agreed floor revenue to Spansion Japan of not less than [*] per Quarter in the aggregate for Aizu through the date of the termination of this Agreement (excluding sort service fees paid for use of the T5335 KTD High Temp Test); provided, however, that such agreed floor revenue shall be prorated to [*] for the first fiscal Quarter of 2010 in order to take into account the number of days that elapse between the commencement of the first fiscal Quarter of 2010 and the Effective Date. In the event that Spansion Japan sells SP1 sort services or JV3 sort services, as the case may be, the foregoing floor revenue shall be deemed to have been comprised of [*] per Quarter in the aggregate for JV3 and [*] per Quarter in the aggregate for SP1, and Spansion shall no longer have any obligation to purchase or pay for sufficient Wafer sort services to achieve such floor revenue for SP1 (in the event of a sale of SP1 sort services) or JV3 (in the case of a sale of JV3 sort services). Consistent with the Bailment Agreement dated as of even date between Spansion and Spansion Japan, Spansion shall have the right to use and distribute probe cards freely among sort locations so long as it meets the floor revenue requirement described above. Spansion Japan shall be entitled to use the Spansion probe cards solely for testing purposes in connection with the Wafer sort services under this Agreement. Upon termination of the Wafer sort services, promptly upon request, Spansion Japan will return (at Spansion’s expense) any of Spansion’s probe cards still in its possession to Spansion. Upon termination of the Wafer sort services, promptly upon request, Spansion will return (at Spansion Japan’s expense) any of Spansion Japan’s probe cards still in its possession to Spansion Japan. For avoidance of doubt, under no circumstances shall Spansion Japan not be entitled to the floor revenue commitments described above because Spansion Japan was unable to perform or unable to timely perform Wafer sort services because probe cards needed by Spansion Japan to perform the Wafer sort services outlined above were not in its possession through no fault of Spansion Japan.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Spansion shall provide Spansion Japan with its required loading of the sort testers on a weekly basis defining the required load by product by tester. Spansion and Spansion Japan shall meet and confer weekly to discuss and agree upon such loading of the sort testers. Following such meeting, Spansion Japan shall load the sort testers in conformity with the agreed upon required loading. Spansion Japan shall download every Wafer map to the existing system or a comparable system and shall provide Spansion with reasonable access to such system in order to access such Wafer maps and other test data. Reconciliation shall be made on a weekly basis. Spansion Japan shall also provide Spansion on an as-needed basis, with the capability to log onto the Aizu testers.

6.2. At all times during the term of this Agreement, probe cards owned by Spansion Japan will remain the sole property of Spansion Japan, and upon termination of the Wafer sort services or the sale of JV3 or SP1, as applicable, upon request, Spansion will return any of Spansion Japan’s probe cards still in its possession to Spansion Japan. At all times during the term of this Agreement, probe cards owned by Spansion will remain the sole property of Spansion, including all Intellectual Property Rights therein.

7.	PAYMENT FOR WAFERS AND WAFER SORT SERVICES

7.1. Spansion Japan will invoice Spansion on a Wafer out basis for all products fabricated on behalf of Spansion hereunder at the Wafer evaluation stage. Title and all risk of loss or damage to such products shall transfer from Spansion Japan to Spansion immediately after such Wafers have passed Wafer evaluation stage. The terms of the delivery and responsibilities for costs and insurance (but not the terms of transfer of title and risk of loss or damage, which is provided in the preceding sentence) relating to all products covered by this Agreement and all FSET and FAB25 Wafers sorted in Aizu shall be as follows, unless otherwise agreed by the parties: (i) FCA (Incoterms 2000) Narita Airport using a freight forwarder designated by Spansion, (ii) Spansion Japan shall pay for freight and insurance up to Narita Airport and Spansion shall be responsible for all freight and insurance beyond that point and (iii) all products will be deemed irrevocably accepted upon delivery. With regard to products subject to sort services, Spansion Japan shall serve as bailee of such products (with Spansion maintaining title and risk of loss or damage), with an obligation to exercise commercially reasonable care to safeguard such products from the point at which they pass the Wafer evaluation stage (for those products fabricated on behalf of Spansion hereunder) or the point at which they are delivered unloaded to SP1 or JV3, as applicable (for those products provided by Spansion or a third party for sorting) until the point of their delivery to Spansion in accordance with this Section 7.1.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2. Payment from Spansion to Spansion Japan shall be made in Japanese Yen through wire transfer, or other means agreed upon by the parties. Spansion agrees to pay Spansion Japan for Wafer purchases within five (5) Japanese business banking days after the 15th day of the second month following the month of the completion of the fabrication of the Wafers. Upon any discrepancy between the invoiced quantity and the actual quantity that Spansion accepts, Spansion shall inform Spansion Japan of the discrepancy in a timely manner, and Spansion and Spansion Japan shall adjust such amount immediately after receipt of such notice.

Spansion agrees to pay Spansion Japan for Wafer sort services within five (5) Japanese business banking days after the 15th day of the second month following the month Spansion Japan performed such Wafer sort services. Wafer sort services shall be invoiced by Spansion Japan on a monthly basis.

7.3. Unless otherwise explicitly stated, the prices specified in this Agreement are exclusive of any sales, use, excise, consumption or similar taxes, and of any export and import duties, which may be levied upon or collectible by Spansion Japan as a result of the sale or shipment of the products to Spansion or its customers. Spansion agrees to pay and otherwise be fully responsible for any such taxes and duties, unless in lieu thereof Spansion provides Spansion Japan with an exemption certificate acceptable to the relevant governmental authorities. Spansion Japan shall have the right, but shall not be obligated, to pay any such taxes or duties directly, in which event Spansion shall immediately reimburse Spansion Japan in the amount thereof upon presentation by Spansion Japan of evidence of payment.

7.4. On a weekly basis, Spansion Japan shall deliver to Spansion a report of (a) Wafer shipments listing product, lot identification, ship date, source fab, Wafer quantity and Die quantity and (b) sort hours used by product, tester type, QBP test time, actual test time and actual Die yield.

8.	LIMITED WARRANTY; WARRANTY DISCLAIMER

8.1. Spansion Japan warrants that Wafers and/or Die delivered hereunder shall meet the applicable specifications which are agreed upon by Spansion and shall be free from defects in material and workmanship under normal use and service for a period of twelve (12) months from the date of shipment from Spansion Japan. If, during such twelve (12) month period, Spansion notifies Spansion Japan of any defect in Wafers and/or Die subject to the foregoing warranty, Spansion Japan shall either replace such defective Wafers and/or Die or credit their purchase price to Spansion, at Spansion’s option. In addition, if, during the eighteen (18) month period following Spansion’s receipt of Wafers and/or Die hereunder, Spansion notifies Spansion Japan of any defect in Wafers and/or Die, Spansion Japan will reasonably assist Spansion in connection with Spansion’s compliance with and fulfillment of its warranty policies. Spansion Japan further warrants that its performance of services and use of Spansion Japan technology, methods and processes in connection with its performance of its obligations hereunder do not violate any third party Intellectual Property Rights.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.2. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8.1, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SPANSION JAPAN EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS REGARDING THE PRODUCTS PROVIDED HEREUNDER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

8.3. Spansion Japan grants no warranties to Spansion’s customers hereunder. Unless otherwise agreed by the parties, Spansion will not pass through to its end users or any third party any warranties or representations made by Spansion Japan hereunder and will expressly indicate to its customers that they must look solely to Spansion in connection with any problems, warranty claims or other matters concerning the products.

9.	RECORDS; AUDIT; PARTIES’ ACTIVITIES

9.1. Spansion Japan will keep complete and accurate records pertaining to process and manufacturing relevant for products sold to Spansion hereunder. Spansion Japan will maintain such records for at least a five (5) year period following the year in which such sales were made hereunder.

9.2. Spansion may, with Spansion Japan’s prior consent, which shall not be unreasonably withheld, and with at least fifteen (15) days’ prior notice to Spansion Japan, send its employees (who may be accompanied by designated customers) to visit Spansion Japan’s production facilities to inspect fabrication of products and conduct other activities contemplated by this Agreement. Such visits shall be conducted during Spansion Japan’s normal working hours. While visiting in Spansion Japan’s facilities, Spansion shall at all times fully comply with Spansion Japan’s plant rules and regulations as well as all reasonable instructions that may be issued by Spansion Japan’s employees or personnel accompanying such employees or customers. Spansion shall indemnify and hold harmless Spansion Japan and its employees from and against any and all direct losses or damages without limitation to any of Spansion Japan’s property or loss of personal health or life, caused by Spansion’s employees or customers during any such visit. Spansion may assign Spansion employees to work at each facility manufacturing or sorting Wafers to be purchased by Spansion pursuant to this Agreement on an as needed or other mutually agreed basis. Spansion Japan will grant these employees reasonable access to secured office space, conference rooms, food and break facilities, employee parking facilities and appropriate sections of the factory and support facilities including clean room where such Wafers are manufactured, sorted or placed, in each case on an as-needed basis. Spansion Japan will allow such employees to be full and active participants on problem solving teams with respect to the manufacturing or sorting of Wafers to be purchased by Spansion pursuant to this Agreement. Such Spansion employees shall abide by the policies and regulations of Spansion Japan, and Spansion shall, at Spansion Japan’s reasonable request, replace any employee who fails to do so.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3. Spansion Japan agrees to participate in regular quality system reviews for all Wafers to be produced or sorted on behalf Spansion pursuant to this Agreement.

9.4. The parties will plan and schedule business reviews at least quarterly for products produced hereunder. The review will focus on current and forecasted business activities, feedback on performance and factory metrics, key improvement programs and activities focused on enabling the relationship between the parties and will review the status of open issues and action items. Such reviews are considered to be a key activity for the parties.

10.	CONFIDENTIAL INFORMATION

10.1. Both parties will maintain in confidence all Confidential Information disclosed by the other party (the “Disclosing Party”). A receiving party hereunder (the “Receiving Party”) will not use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure to a third party is authorized by this Agreement, a Receiving Party will obtain prior agreement from such third party to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. A Receiving Party will use at least the same standard of care as it uses to protect its own information of comparable importance to ensure that its employees, agents and/or consultants do not disclose or make any unauthorized use of such Confidential Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of such Confidential Information. The obligations set forth in this Section 10 shall survive for five (5) years after any termination or expiration of this Agreement. To the extent that either party’s Confidential Information embodies or discloses confidential information of third parties, the obligations with respect to such information shall be perpetual and nothing herein shall be construed as superseding the terms and conditions of any confidentiality obligations agreed to by either party and any third party or requiring either party to conform any third-party agreement to the terms and conditions of this Agreement.

10.2. The obligations of confidentiality contained in Section 10.1 will not apply to the extent that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who had no obligation to the other party not to disclose such information to others; (e) was developed independently by the Receiving Party without any use of Confidential Information; or (f) is required to be disclosed by applicable law (provided that, in the context of disclosure required by law in legal proceedings, the Receiving Party will promptly provide written notice to and afford the Disclosing Party a reasonable opportunity to seek a protective order or to otherwise minimize the scope of disclosure required by law).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.	INTELLECTUAL PROPERTY RIGHTS

11.1. Subject to the terms and conditions of this Agreement, Spansion grants Spansion Japan a non-exclusive, non-transferable(except to an assignee of Spansion Japan to the extent permitted under Section 15.3), royalty-free (except as provided in the Intellectual Property License Agreement between the parties dated the date hereof (the “Intellectual Property License Agreement”), license, without the right to sublicense (except to subcontractors of Spansion Japan’s manufacturing of the Wafers engaged as permitted under Section 3.5, provided that such sublicense shall be strictly limited to the terms required for the performance of such subcontracted services), to use the Spansion Technology and Qualified Process during the term of this Agreement solely for purposes of making and testing Die and Wafers for sale to Spansion as required under this Agreement.

11.2. Spansion Japan acknowledges that any and all Intellectual Property Rights in or relating to the Spansion Technology, Wafers, Die, Qualified Process and the results of any Wafer sort services (collectively, “Spansion IP”) are and shall remain the property of Spansion or Spansion’s suppliers, and nothing in this Agreement shall be deemed a transfer of any ownership rights in the Spansion IP to Spansion Japan. Except as expressly provided in the Intellectual Property License Agreement, Spansion owns and shall own all Intellectual Property Rights in or relating to any Derivatives of or arising from the Spansion IP. Except to the extent necessary to defend against third party actions against Spansion Japan arising from Spansion Japan’s use of the Spansion IP in accordance with this Agreement and with Spansion’s written consent (such consent not to be unreasonably withheld), Spansion Japan agrees that it will not reverse engineer any Spansion IP it receives and will not distribute, sell, transfer or disclose any Spansion IP to any third party. All other rights are reserved by Spansion. For purposes of this Agreement, “Derivatives” means derivatives of the Spansion IP, which term shall include: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for work protected by registered mask right, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; (iii) for patentable or patented material, any improvement (except as otherwise provided in the Intellectual Property License Agreement); and (iv) for material protected by trade secret, any new material derived from or employing such existing trade secret.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.3. Spansion shall indemnify and hold harmless Spansion Japan from and against any and all losses, liabilities or damages (including reasonable fees and expense of legal counsel) (collectively, “Losses”) arising from Spansion Japan’s use of the Spansion IP in accordance with this Agreement in connection with Spansion Japan’s performance of its obligations hereunder.

11.4. Spansion Japan shall promptly provide to Spansion written notice of its request for indemnification hereunder. The parties agree to discuss in good faith how to best handle the issues that have arisen or which may arise in the intellectual property infringement cases commenced by Samsung against Spansion Japan in the United States and Japan.

12.	TERM AND TERMINATION

12.1. This Agreement shall continue in full force and effect until the earlier to occur of (i) termination by mutual written agreement of the parties, (ii) the date upon which Spansion has satisfied the Minimum Commitment to purchase Wafers, the date on which Spansion Japan sells JV3 to a Spansion Competitor, and (iv) the termination of this Agreement pursuant to Section 14.

12.2. Notwithstanding any termination of this Agreement, the provisions of Sections 6., 7, 8, 9 (for a period of five (5) years commencing on such termination), 10, 11.2, 12.2, 12.3, 13 and 15 shall survive any termination of this Agreement, provided that, in the case of Section 6, (i) the obligation of Spansion Japan to provide sort services at SP1 in Aizu shall automatically terminate upon a sale of the sorting services at SP1 (provided that Spansion receives sixty (60) days prior written notice of such termination) and (ii) Spansion’s commitment to purchase Wafers and/or Wafer sort services from JV3 in Aizu shall automatically terminate in the case of a sale of JV3 to a Spansion Competitor (but shall continue in the event JV3 is not sold to a Spansion Competitor). For clarity, upon any termination of this Agreement, the licenses granted by Spansion to Spansion Japan herein shall terminate and (except as provided in the Intellectual Property License Agreement) Spansion Japan shall immediately cease to use all Spansion IP, Derivatives and Spansion Confidential Information.

12.3. Spansion agrees that Spansion Japan shall have a good faith right of first offer for 170nm, 130nm and 110nm Wafer demand in excess of Fab 25 capacity for a term of at least two and one-half (2.5) years beginning in the third (3rd) Quarter of 2011. In addition, following termination of this Agreement, Spansion and Spansion Japan will discuss in good faith additional arrangements for the shipment of Wafers by Spansion Japan to Spansion in light of market demand.

13.	LIQUIDATED DAMAGES; LIMITATION OF LIABILITY

13.1. In the event that Spansion Japan fails in a material way (excluding failures due to manufacturing or other problems not within the control of Spansion Japan) either to deliver Wafers or perform Wafer sort services on a timely basis or which do not meet acceptable minimum quality specifications, and it is determined, pursuant to the dispute resolution procedures set forth in Section 14 below or otherwise, that such failure was within Spansion Japan’s control, then for any such failure, (a) Spansion shall be entitled to refuse delivery and not to pay for untimely, undelivered or unacceptable quality Wafers or Wafer sort services and the Minimum Commitment with respect to the amount of any untimely, undelivered or unacceptable quality Wafers and/or Wafer sort services shall be deemed extended by one Quarter for each such failure regarding such Wafers and/or Wafer sort services and (b) Spansion Japan shall pay to Spansion (x) in the case of untimely, undelivered or unacceptable quality Wafers, [*] which is untimely, undelivered or of unacceptable quality and (y) in the case of untimely, unperformed or unacceptable quality Wafer sort services, fifty (50) percent of the applicable sort cost per hour based on capacity not timely provided. With respect to any payments required by Spansion Japan under the prior sentence, Spansion shall be entitled to offset such amounts against any payments due to Spansion Japan under this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With respect to any payments required by Spansion Japan under the prior sentence, (i) Spansion shall be entitled to offset such amounts against any payments due to Spansion Japan under the Settlement Agreement , and (ii) such payments shall be Spansion’s sole and exclusive remedy for any claim arising under this Section 13, other than for fraud and other causes of action that are not waivable under applicable law, and provided that this provision shall not prevent Spansion from seeking injunctive relief or other equitable remedies.

13.2. EXCEPT WITH RESPECT TO A BREACH BY EITHER PARTY OF SECTION 10 OR 11, IN NO EVENT WILL EITHER PARTY BE LIABLE, UNDER ANY THEORY OF LIABILITY, WHETHER IN AN ACTION BASED ON A CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, HOWEVER ARISING, FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14.	EVENTS OF DEFAULT

A party hereto shall be in default under this Agreement upon the occurrence of any of the following (each an “Event of Default,” and collectively, the “Events of Default”):

(i) Such party fails to pay within ten (10) days after its due date, any amounts due under this Agreement;

(ii) Such party ceases to do business as a going concern;

(iii) A receiver is appointed for all or any part of the property of such party or such party makes any assignment for the benefit of its creditors;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv) In the case of Spansion, Spansion shall be in default in the event that the Chapter 11 Case is converted to chapter 7;

(v) In the case of Spansion Japan, Spansion Japan shall be in default in the event that it liquidates, dissolves, or otherwise winds up its operations; and

(vi) Such party breaches any of its material obligations under this Agreement (other than those covered in Section 14(i)-14(iv) above).

Upon the occurrence of an Event of Default specified in clauses (i) through above, the party not in default shall have the right upon written notice to the party in default, to immediately terminate this Agreement.

Upon the occurrence of an Event of Default specified in clause (vi) above, the party not in default shall provide written notice to the party in default (a “Default Notice”) of such Event of Default. Within five (5) days of the delivery of the Default Notice, representatives of the parties shall meet and confer to negotiate in good faith to cure such Event of Default or reach such other agreement acceptable to both parties. In the event that such meetings do not cure the Event of Default within fifteen (15) days of the Default Notice, senior officers of each party shall meet and confer to negotiate in good faith to cure such Event of Default or reach such other agreement acceptable to both parties. In the event that such meetings do not cure the Event of Default or no acceptable agreement is reached within thirty (30) days of the Default Notice, the parties shall submit any remaining disputes to an independent, third-party mediator acceptable to both parties. In the event that no agreement is reached by the parties as a result of such mediation within thirty (30) days of the commencement of such mediation, the party not in default shall have the right, upon written notice to the party in default, to immediately terminate this Agreement.

15.	GENERAL

15.1. No party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure is caused by an event or condition not existing as of the Effective Date and not reasonably within the control of the affected party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of governmental authorities, riots, insurrections, or any other cause beyond the control of the parties; provided, that the affected party promptly notifies the other party of the occurrence of the event of force majeure set forth above and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

15.2. It is agreed and understood that neither party is the agent, representative or partner of the other party and neither party has any authority or power to bind or contract in the name of or create any liability against the other party in any way or for any purpose pursuant to this Agreement. It is understood that Spansion Japan is an independent contractor. Each party expressly reserves the right to enter into other similar agreements with other parties on the same or on different terms.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.3. This Agreement shall not be assigned by Spansion Japan whether voluntarily or involuntarily or by operation of law, in whole or in part, to any third party without the prior written consent of Spansion, provided that Spansion Japan may assign its rights and obligations under this Agreement to any purchaser or transferee of JV3 at Aizu so long as such purchaser or transferee is not a Spansion Competitor. In the event of a permitted assignment under this Section 15.3, the assigning party will have no further obligations arising after the date of the assignment with respect to this Agreement, provided that the assignee agrees in writing to assume and be bound by the terms, conditions and obligations of such party hereunder. Any purported assignment not in compliance with this Section 15.3 shall be null and void from the beginning.

15.4. Failure or neglect by either party to enforce at any time any of the provisions hereof shall not be construed nor shall be deemed to be a waiver of such party’s rights hereunder nor in any way affect the validity of the whole or any part of this Agreement nor prejudice such party’s rights to take subsequent action.

15.5. All notices required or permitted to be given hereunder shall be in writing by first class certified or registered airmail, postage prepaid, if confirmed or acknowledged, to the addresses specified below or to such other address as may be specified in writing by the addressed party to the other party in accordance with this Section 15:

if to Spansion:

Attn: Legal Department

915 DeGuigne Drive

Sunnyvale, California 94088-3453, U.S.A.

if to Spansion Japan:

Attn: Trustee

2 Takaku-Kogyodanchi

Aizuwakamatsu-shi, Fukushima, 965-0060, Japan

Each such notice or other communication shall for all purposes be treated as effective or as having been given as follows: (i) if delivered in person, when delivered; (ii) if sent by airmail, at the earlier of its receipt or at 5 p.m., local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the disposition of mail or airmail, as the case may be; and (iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either party may change the address and/or addressee(s) to whom notice must be given by giving appropriate written notice at least fourteen (14) days prior to the date the change becomes effective.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.6. In the event that any clause, sub-clause or other provision contained in this Agreement shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent, such clause, sub-clause or other provision shall to that extent be severed from the remaining clauses and provisions, or the remaining part of the clause in question, which shall continue to be valid and enforceable to the fullest extent permitted by law.

15.7. The headings to the clauses, sub-clauses and parts of this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any ambiguity in this Agreement shall be interpreted equitably without regard to which party drafted the Agreement or any provision thereof. The terms “this Agreement,” “hereof,” “hereunder,” and any similar expressions refer to this Agreement and not to any particular Section or other portion hereof. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, will be deemed to be followed by the words “without limitation” and “discretion” means sole discretion. The official text of this Agreement shall be in the English language, and any interpretation or construction of this Agreement shall be based solely on the English language text.

15.8. The rights and obligations of the parties under this Agreement shall not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended; rather, these rights and obligations shall be governed in all respects by the laws of the State of California exclusively, as such laws apply to contracts between California residents performed entirely within California.

15.9. In performing its duties under this Agreement, each party hereto shall at all times comply with all applicable international, federal, state and local laws and shall not engage in any illegal or unethical practices, including without limitation the Foreign Corrupt Practices Act of 1977 and any anti-boycott laws, as amended, and any implementing regulations.

15.10. Spansion and Spansion Japan shall use their best efforts to resolve by mutual agreement any disputes, controversies, or differences which may arise from, under, out of, or in connection with this Agreement.

15.11. This Agreement shall become effective as of the Effective Date, subject to (i) approval by the Tokyo District Court in connection with the Spansion Japan Proceeding, and (ii) approval of the Bankruptcy Court having jurisdiction over the Chapter 11 Case.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.12. This Agreement supersedes any arrangements, understandings, promises or agreements as to the subject matter of this Agreement made or existing between the parties prior to the latest date on which this Agreement is executed by either party. This Agreement constitutes the entire understanding between the parties as to the subject matter of this Agreement. Except as otherwise provided herein, no addition, amendment to or modification of this Agreement shall be effective unless it is in writing and signed by and on behalf of both parties. It is acknowledged that the terms of this Agreement have been negotiated between the parties and that each party was represented by separate counsel. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver, release of, or amendment or other modification to, any other agreement between the parties relating to a subject other than the subject matter of this Agreement.

15.13. Nothing contained in this Agreement shall be deemed to prohibit Spansion Japan from selling Aizu, provided that Spansion Japan provide Spansion with at least sixty (60) days written notice of such sale.

15.14. Except as otherwise expressly provided herein, in no event shall the terms of this Agreement be deemed to apply to any products produced, whether wholly or partially processed, by Spansion Japan prior to January 9, 2010.

15.15. Exhibits.

Exhibit A: [Intentionally Omitted]

Exhibit B: Quarterly Pricing

Exhibit C: [Intentionally Omitted]

Exhibit D: Q110 through Q211 Minimum Commitment

Exhibit E: [Intentionally Omitted]

Exhibit F: R&D Wafers

Exhibit G: Purchase Order

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed and executed.

SPANSION JAPAN LIMITED	SPANSION LLC

/s/ Masao Taguchi
Authorized Signature	Authorized Signature

Masao Taguchi
Name	Name

Trustee
Title	Title

February 2, 2010
Date	Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page to Foundry Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed and executed.

SPANSION JAPAN LIMITED	SPANSION LLC

/s/ Randy W. Furr
Authorized Signature	Authorized Signature

Randy W. Furr
Name	Name

EVP & CFO
Title	Title

2 Feb 2010
Date	Date

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page to Foundry Agreement]

Exhibit A:

[Intentionally Omitted]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B: Quarterly Pricing

1. Per Wafer Price (for finished unsorted Wafers from JV3 during an applicable Quarter)

Q110 through Q211:

•	[*]

2. Sort Service Fee Calculation

•	[*]

•	[*]

•	[*]

•	[*]

3. Minimum Tester Availability

The number of testers and minimum availability shall be as follows for the following testers:

Tester	JV3	SP1	Total # of Testers	Minimum Availability
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

4. Yield Adjustment

Definitions

1) “Minimum Yield” means, with respect to a particular sorted Wafer, the minimum acceptable Yield for such sorted Wafer as set forth below.

2) “Target Yield” means, with respect to a particular sorted Wafer, the Target Yield for such sorted Wafer as set forth in the applicable QBP.

3) “Yield” means the percentage represented by net Die per Wafer divided by gross Die per Wafer.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Summary

The parties agree on the Target Yield as specified in the applicable QBP and the below Minimum Yield for the Wafers. Compliance with the Target Yield standards is a performance obligation of Spansion Japan under this Agreement. Without limiting the foregoing, Spansion shall have the right to reject any individual Wafer or its entire lot which do not meet the Minimum Yield.

Spansion Japan shall neither ship nor bill Spansion for any Wafer that, to Spansion Japan’s knowledge, fails to meet the Minimum Yield applicable thereto unless specifically instructed in writing by Spansion to do so. Spansion Japan shall notify Spansion at the earliest possible time of any Wafer that is below the Minimum Yield or otherwise fails to meet the applicable quality standards. Spansion Japan must notify Spansion in advance of shipment of any Wafers that do not comply with the requirements of this Exhibit or Agreement.

If Spansion Japan scraps Wafers ordered by Spansion pursuant to the Q110 through Q211 Minimum Commitment or a subsequent QBP due to Spansion’s change to a particular mask set or at Spansion’s direction, Spansion shall pay to Spansion Japan a pro rata portion of the Wafer price based on the number of steps through which such Wafers had been processed at the time such Wafers were scrapped. For clarification purposes, such pro rata payment shall apply only to Wafers that Spansion committed to purchase pursuant to the Q110 through Q211 Minimum Commitment or a subsequent QBP.

Target Yield

As specified in the applicable QBP.

Minimum Yield

•	[*]

•	[*]

Contingency Cases

If the actual quarter average Yield for a particular device falls below the Target Yield as defined in a particular QBP by [*] within any given Quarter, the price per Wafer shall be adjusted pro rata as follows: Spansion shall pay Spansion Japan the actual Yield divided by the Target Yield times the base Wafer price.

If the actual quarter average Yield for a particular device falls above the Target Yield as defined in a particular QBP by [*] within any given Quarter, the price per Wafer shall be adjusted pro rata as follows: Spansion shall pay Spansion Japan the actual Yield divided by the Target Yield times the base Wafer price.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C:

[Intentionally Omitted]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D: Q110 through Q211 Minimum Commitment

Spansion agrees to purchase from Spansion Japan as the Q110 through Q211 Minimum Commitment the following volume of JV3 unsorted Wafers of the following technologies: 110 nm, 130 nm, and 170 nm, at the pricing agreed on by the parties in Exhibit B:

Q110	Q210	Q310	Q410	Q111	Q211
[*]	[*]	[*]	[*]	[*]	[*]

Spansion agrees to pay Spansion Japan for Wafer sort services as agreed by the parties in Exhibit B.

If Spansion Japan scraps Wafers ordered by Spansion pursuant to the Q110 through Q211 Minimum Commitment or a subsequent QBP due to Spansion’s change to a particular mask set or at Spansion’s direction, Spansion shall pay to Spansion Japan a pro rata portion of the Wafer price based on the number of steps through which such Wafers had been processed at the time such Wafers were scrapped. For clarification purposes, such pro rata payment shall apply only to Wafers that Spansion committed to purchase pursuant to the Q110 through Q211 Minimum Commitment or a subsequent QBP. At Spansion’s option, Spansion may reduce the Q110 through Q211 Minimum Commitment by the pro rata amount paid by Spansion for such scrapped Wafers.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E:

[Intentionally Omitted]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F: R&D Wafers

Spansion may purchase Wafers for products not yet qualified for commercial production (“R&D Wafers”) from Spansion Japan, and Spansion Japan agrees to provide such R&D Wafers at the following price: the Wafer pricing agreed on by the parties in Exhibit B plus ten (10) percent.

Spansion may also purchase partially processed R&D Wafers from Spansion Japan, and Spansion Japan agrees to provide such partially processed R&D Wafers at the following price: a pro rata portion of the Wafer pricing agreed on by the parties in Exhibit B plus ten (10) percent.

If Spansion Japan scraps R&D Wafers ordered by Spansion pursuant to a valid Spansion purchase order after the Effective Date due to Spansion’s change in a particular mask set or at Spansion’s instruction, Spansion shall pay to Spansion Japan a pro rata portion of the R&D Wafer price based on the number of steps pursuant to which such R&D Wafers had been processed at the time such R&D Wafers were scrapped. For clarification purposes, such pro rata payment shall apply only to R&D Wafers that Spansion committed to purchase pursuant to a valid Spansion purchase order.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G: Purchase Order

Spansion LLC	Phone:	1-408-962-2500
915 DeGuigne Drive	Fax:	408-982-6254
P.O. Box 3453	Internet:	www.spansion.com

Purchase Order

Bill To:	Information
Spansion LLC – US Sunnyvale
5204 East Ben White Blvd.	PO Number	5100226752	Rev No: 00
Mail Stop 13Png	Date	2010/01/14
Austin TX 78741	Vendor No.	210062
	Currency	JPY
Vendor Address	Payment Terms	N/5 Days from 15th of 2nd Month
	Buyer/Extension	Joanne Aiello / 26669
Spansion Japan Limited – Takaku	Confirmed with
JAPAN	Incoterms	FCA Narita Airport
	CA Permit No.	SRGH100-241785
Fax:	TX Permit No.	1-65-1180482-1

Ship To:
Spansion LLC – US Sunnyvale
943 DeGuigne Dr.
SUNNYVALE CA 94085
USA

Item	Material/Description	Dely Date	Qty UM	Net Price	Net Amount

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

IMPORTANT TO ENSURE PROMPT PAYMENT OF YOUR INVOICE:

- E-MAIL YOUR INVOICE DIRECTLY TO

[ SPANSION.AP@spansion.com ] FOR POSTING.

- INDICATE Spansion LLC PURCHASE ORDER NUMBER ON OUTSIDE OF ALL PACKAGES, PACKING LISTS AND INVOICES.

INCLUDING CORRESPONDING SPANSION PO LINE ITEM NUMBERS ON INVOICE.

- ALL SHIPMENTS ON THIS ORDER MUST PASS THROUGH RECEIVING AND VISUAL INSPECTION PRIOR TO BEING FORWARDED TO END USER.

- SUPPLIER IS RESPONSIBLE FOR TRACKING ALL BOOKINGS AND SHIPMENTS AGAINST THIS PO.

NOTIFY SPANSION GLOBAL SUPPLY MANAGEMENT WHEN THIS PO BECOMES 85% CONSUMED.

- DO NO EXCEED VALUE OF PO WITHOUT WRITTEN CHANGE ORDER FROM SPANSION GLOBAL SUPPLY MANAGEMENT.

INVOICES WITHOUT Spansion LLC PO & LINE ITEM NUMBERS WILL BE RETURNED.

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

TEXT FOR EXAMPLE PO FOR EXHIBIT TO FOUNDRY AGREEMENT

*****************************************************

NOTE: The payment terms set out in paragraph 5 below replace and

VENDOR, PLEASE NOTE….

1. Please sign and return attached acknowledgement immediately.

2. Provided this order is not subject to the Evaluated Receipts Settlement payment process, vendor must send all invoices directly to the Spansion Accounts Payable department at the address referenced above.

3. This order can be accepted only upon the terms and conditions specified on the face hereof and attached hereto, including the attached Terms and Conditions of Purchase and any specifications, drawings or other documents as are incorporated herein by reference and attached hereto. If no Terms and Conditions are attached, contact the Buyer named above immediately for a copy.

4. Any additional or different terms in any document provided by vendor, even if such document is incorporated by reference, are deemed to be material alterations and notice of objection to them and rejection of them is hereby given. Any reference to any proposal, quotation or other communication by vendor, unless specifically indicated to the contrary herein, shall be deemed to be limited to the description of the goods and services.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Spansion LLC	Phone:	1-408-962-2500
915 DeGuigne Drive	Fax:	408-982-6254
P.O. Box 3453	Internet:	www.spansion.com

Purchase Order

Bill To:	Information
Spansion LLC – US Sunnyvale
5204 East Ben White Blvd.	PO Number	5100226752	Rev No: 00
Mail Stop 13Png	Date	2010/01/14
Austin TX 78741	Vendor No.	210062
	Currency	JPY
Vendor Address	Payment Terms	N/5 Days from 15th of 2nd Month
	Buyer/Extension	Joanne Aiello / 26669
Spansion Japan Limited – Takaku	Confirmed with
JAPAN	Incoterms	FCA Narita Airport
	CA Permit No.	SRGH100-241785
Fax:	TX Permit No.	1-65-1180482-1

Ship To:
Spansion LLC – US Sunnyvale
943 DeGuigne Dr.
SUNNYVALE CA 94085
USA

Item	Material/Description	Dely Date	Qty UM	Net Price	Net Amount

Superseded the payment terms which appear on Page 1 of the Purchase order.

Also, Item # 3 under “Vendor please note” on Page 1 of this PO is replaced and superseded by the following:

“This order can be accepted only upon the terms and conditions specified on the face hereof as set forth in the amended foundry agreement and included in any specifications, drawings or other documents as are incorporated herein by reference and attached hereto. In the event of any conflict between the terms of any such documents, the terms of the amended foundry agreement shall prevail.”

*************************************************************

1. This purchase order covers shipments of wafers made and sort services provided during the period starting [ ] and ending [ ].

2. Japan will ship wafers to LLC’s locations in accordance with the weekly schedules below and attached. The schedule may be adjusted in accordance with the amended foundry agreement.

3. This PO Is issued pursuant to the amended foundry agreement. JV3 wafers shipped and sort services provided pursuant to this PO will, on the terms and to the extent provided in the amended foundry agreement, count toward the minimum purchase commitments as provided in the amended foundry agreement.

4. Spansion Japan will invoices Spansion for wafers on a “wafer out” basis for all wafers purchased by Spansion under this purchase order.

Spansion Japan will invoice Spansion on a monthly basis for sort service fees.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G: Purchase Order

Spansion LLC	Phone:	1-408-962-2500
915 DeGuigne Drive	Fax:	408-982-6254
P.O. Box 3453	Internet:	www.spansion.com

Purchase Order

Bill To:	Information
Spansion LLC – US Sunnyvale
5204 East Ben White Blvd.	PO Number	5100226752	Rev No: 00
Mail Stop 13Png	Date	2010/01/14
Austin TX 78741	Vendor No.	210062
	Currency	JPY
Vendor Address	Payment Terms	N/5 Days from 15th of 2nd Month
	Buyer/Extension	Joanne Aiello / 26669
Spansion Japan Limited – Takaku	Confirmed with
JAPAN	Incoterms	FCA Narita Airport
	CA Permit No.	SRGH100-241785
Fax:	TX Permit No.	1-65-1180482-1

Ship To:
Spansion LLC – US Sunnyvale
943 DeGuigne Dr.
SUNNYVALE CA 94085
USA

Item	Material/Description	Dely Date	Qty UM	Net Price	Net Amount

5. Payment from LLC to Spansion Japan shall be made in Japanese Yen Through wire transfer, or other means agreed upon by the parties.

Payment will be due five (5) Japanese business banking days after the 15th of the second month following the month of the completion of fabrication of the wafers or the performance of the sort services, as applicable.

6. Spansion Japan shall deliver all wafers covered by this PO to Spansion on a FCA (Incoterms 2000) Narita Airport basis, unless otherwise agreed by the parties. Spansion Japan shall pay for freight and insurance up to Narita Airport and Spansion shall be responsible for all freight and insurance beyond that point. This is not intended to vary the terms of delivery under the amended foundry agreement, which shall govern in the event of a conflict.

7. Wafer Prices (unsorted)

- Price for JV3 die is based on unsorted wafer price of [*].

- Price for Sp1 die is based on unsorted wafer price of [*].

- Price for FSET die is based on unsorted wafer price of [*].

8. Sort Service Fee

- [*] for Q2/52 tester and V3308 tester

- [*] for V5400 tester

-[*] for BIST FOX tester

	Example: JV3 wafers to FMO DETAIL TEXT EXAMPLE IDV QTY 22222222 100	2010/01/30	1.000 AU	1	1
0010	33338888 20
	Net value incl. disc				1
	Tax				0

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G: Purchase Order

Spansion LLC	Phone:	1-408-962-2500
915 DeGuigne Drive	Fax:	408-982-6254
P.O. Box 3453	Internet:	www.spansion.com

Purchase Order

Bill To:	Information
Spansion LLC – US Sunnyvale
5204 East Ben White Blvd.	PO Number	5100226752	Rev No: 00
Mail Stop 13Png	Date	2010/01/14
Austin TX 78741	Vendor No.	210062
	Currency	JPY
Vendor Address	Payment Terms	N/5 Days from 15th of 2nd Month
	Buyer/Extension	Joanne Aiello / 26669
Spansion Japan Limited – Takaku	Confirmed with
JAPAN	Incoterms	FCA Narita Airport
	CA Permit No.	SRGH100-241785
Fax:	TX Permit No.	1-65-1180482-1

Ship To:
Spansion LLC – US Sunnyvale
943 DeGuigne Dr.
SUNNYVALE CA 94085
USA

Item	Material/Description	Dely Date	Qty UM	Net Price	Net Amount
	Total Price				1 **************

SIGNATURE		DATE
SPANSION LLC
SIGNATURE		DATE
Vendor Acknowledgement

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1.14: Spansion Competitor

Spansion Competitor means (i) any of the following NOR or NAND Flash memory manufacturer that competes or may compete with Spansion in the NOR/NAND standalone product area: [*], and (ii) any integrated device manufacturers of any non-volatile memory products.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.